STAG INDUSTRIAL ANNOUNCES THIRD QUARTER 2024 RESULTS

Boston, MA — October 29, 2024 - STAG Industrial, Inc. (the “Company”) (NYSE:STAG), today announced its financial and operating results for the quarter ended September 30, 2024.

“STAG executed its business plan this quarter, bringing the Company another step closer to achieving its goals for 2024,” said Bill Crooker, President and Chief Executive Officer of the Company. “Our internal growth, along with our acquisitions and developments, will position us to deliver strong Core FFO growth.”

Third Quarter 2024 Highlights

•Reported $0.23 of net income per basic and diluted common share for the third quarter of 2024, compared to $0.28 of net income per basic and diluted common share for the third quarter of 2023. Reported $41.8 million of net income attributable to common stockholders for the third quarter of 2024, compared to net income attributable to common stockholders of $50.0 million for the third quarter of 2023.

•Achieved $0.60 of Core FFO per diluted share for the third quarter of 2024, an increase of 1.7% compared to the third quarter of 2023 Core FFO per diluted share of $0.59.

•Produced Cash NOI of $148.4 million for the third quarter of 2024, compared to the third quarter of 2023 of $140.7 million.

•Produced Same Store Cash NOI of $138.2 million for the third quarter of 2024, compared to the third quarter of 2023 of $132.4 million.

•Produced Cash Available for Distribution of $88.0 million for the third quarter of 2024, compared to the third quarter of 2023 of $96.8 million.

•Acquired six buildings in the third quarter of 2024, consisting of 613,839 square feet, for $113.0 million, with a Cash Capitalization Rate of 6.7% and a Straight-Line Capitalization Rate of 7.2%.

•Acquired two vacant land parcels for $10.9 million. These assets are excluded from the acquisition statistics above.

•Sold one building in the third quarter of 2024, consisting of 177,071 square feet, for $22.6 million.

•Achieved an Occupancy Rate of 97.1% on the total portfolio and 97.8% on the Operating Portfolio as of September 30, 2024.

•Commenced Operating Portfolio leases of 3.3 million square feet for the third quarter of 2024, resulting in a Cash Rent Change and Straight-Line Rent Change of 24.6% and 34.3%, respectively.

•Experienced 62.5% Retention for 3.2 million square feet of leases expiring in the quarter.

•On September 10, 2024, the Company refinanced its Unsecured Credit Facility, which was scheduled to mature in October 2025 and now matures September 8, 2028 with two six-month extension options and no changes to pricing.

•As of October 28, 2024, addressed 99.5% of expected 2024 new and renewal leasing, consisting of 13.2 million square feet, achieving Cash Rent Change of 28.5%.

•As of October 28, 2024, addressed 37.8% of expected 2025 new and renewal leasing, consisting of 5.7 million square feet, achieving Cash Rent Change of 24.1%.

•Raised gross proceeds of $93.1 million of equity on a forward basis through the Company's At-The-Market ("ATM") offering program for the third quarter of 2024.

•Subsequent to quarter end, on October 1, 2024, the Company paid at maturity its $50 million fixed rate senior unsecured note.

Please refer to the Non-GAAP Financial Measures and Other Definitions section at the end of this release for definitions of capitalized terms used in this release.

The Company will host a conference call tomorrow, Wednesday, October 30, 2024 at 10:00 a.m. (Eastern Time), to discuss the quarter’s results and provide information about acquisitions, operations, capital markets and corporate activities. Details of the call can be found at the end of this release.
Key Financial Measures

THIRD QUARTER 2024 KEY FINANCIAL MEASURES

	Three months ended September 30,			Nine months ended September 30,
Metrics	2024	2023	% Change	2024	2023	% Change
(in $000s, except per share data)
Net income attributable to common stockholders	$41,811	$49,987	(16.4)%	$138,128	$150,953	(8.5)%
Net income per common share — basic	$0.23	$0.28	(17.9)%	$0.76	$0.84	(9.5)%
Net income per common share — diluted	$0.23	$0.28	(17.9)%	$0.76	$0.84	(9.5)%
Cash NOI	$148,415	$140,657	5.5%	$442,319	$407,798	8.5%
Same Store Cash NOI (1)	$138,173	$132,402	4.4%	$413,460	$389,522	6.1%
Adjusted EBITDAre	$138,741	$130,950	5.9%	$412,134	$378,686	8.8%
Core FFO	$110,765	$108,756	1.8%	$332,951	$313,837	6.1%
Core FFO per share / unit — basic	$0.60	$0.59	1.7%	$1.79	$1.71	4.7%
Core FFO per share / unit — diluted	$0.60	$0.59	1.7%	$1.79	$1.71	4.7%
Cash Available for Distribution	$87,965	$96,843	(9.2)%	$281,217	$274,110	2.6%
(1) The Same Store pool accounted for 93.7% of the total portfolio square footage as of September 30, 2024.

Definitions of the above-mentioned non-GAAP financial measures, together with reconciliations to net income (loss) in accordance with GAAP, appear at the end of this release. Please also see the Company’s supplemental information package for additional disclosure.
Acquisition, Development and Disposition Activity
For the three months ended September 30, 2024, the Company acquired six buildings for $113.0 million with an Occupancy Rate of 100.0% upon acquisition. The chart below details the acquisition activity for the quarter:

THIRD QUARTER 2024 ACQUISITION ACTIVITY

Market	Date Acquired	Square Feet	Buildings	Purchase Price ($000s)	W.A. Lease Term (Years)	Cash Capitalization Rate	Straight-Line Capitalization Rate
LaGrange, GA	9/9/2024	323,368	1	$34,870	7.5
Boston, MA	9/12/2024	290,471	5	78,127	4.9
Total / weighted average		613,839	6	$112,997	6.2	6.7%	7.2%

In the third quarter, the Company acquired one vacant land parcel for $1.9 million. This asset is excluded from the acquisition activity statistics above.

In the third quarter, the Company acquired one vacant land parcel for $9.0 million as part of a joint venture. This asset is excluded from the acquisition activity statistics above.

The chart below details the 2024 acquisition activity and pipeline through October 28, 2024:

2024 ACQUISITION ACTIVITY AND PIPELINE DETAIL

	Square Feet	Buildings	Purchase Price ($000s)	W.A. Lease Term (Years)	Cash Capitalization Rate	Straight-Line Capitalization Rate
Q1	697,500	1	$50,073	6.8	6.1%	6.8%
Q2	2,193,684	10	225,622	4.4	6.7%	7.0%
Q3	613,839	6	112,997	6.2	6.7%	7.2%
Total / weighted average	3,505,023	17	$388,692	5.2	6.6%	7.0%

As of October 28, 2024
Subsequent to quarter-end acquisitions	0.5 million	2	$66.6 million

Pipeline	33.6 million	201	$4.2 billion

Year to date, the Company acquired three vacant land parcels for $19.1 million. These assets are excluded from the acquisition activity statistics above.

The chart below details the disposition activity for the nine months ended September 30, 2024:

2024 DISPOSITION ACTIVITY

	Square Feet	Buildings	Sale Price ($000s)
Q1	—	—	$—
Q2	1,106,217	7	78,196
Q3	177,071	1	22,550
Total	1,283,288	8	$100,746
Leasing Activity
The chart below details the leasing activity for leases commenced during the three months ended September 30, 2024:

THIRD QUARTER 2024 OPERATING PORTFOLIO LEASING ACTIVITY

Lease Type	Square Feet	Lease Count	W.A. Lease Term (Years)	Cash Base Rent $/SF	SL Base Rent $/SF	Lease Commissions $/SF	Tenant Improvements $/SF	Cash Rent Change	SL Rent Change	Retention
New Leases	1,294,282	6	3.8	$5.46	$5.47	$1.18	$0.26	22.1%	27.4%
Renewal Leases	2,009,016	14	4.4	$6.61	$7.02	$1.10	$0.35	26.0%	38.0%	62.5%
Total / weighted average	3,303,298	20	4.2	$6.16	$6.41	$1.13	$0.32	24.6%	34.3%

The chart below details the leasing activity for leases commenced during the nine months ended September 30, 2024:

2024 YEAR TO DATE OPERATING PORTFOLIO LEASING ACTIVITY

Lease Type	Square Feet	Lease Count	W.A. Lease Term (Years)	Cash Base Rent $/SF	SL Base Rent $/SF	Lease Commissions $/SF	Tenant Improvements $/SF	Cash Rent Change	SL Rent Change	Retention
New Leases	2,582,265	15	4.5	$5.66	$5.81	$1.52	$0.44	23.4%	32.2%
Renewal Leases	8,536,341	60	4.6	$6.12	$6.47	$1.00	$0.28	32.8%	46.9%	76.5%
Total / weighted average	11,118,606	75	4.6	$6.01	$6.32	$1.12	$0.31	30.6%	43.5%

Additionally, for the three and nine months ended September 30, 2024, leases commenced totaling 11,660 and 402,432 square feet, respectively, related to Value Add assets and first generation leasing. These are excluded from the Operating Portfolio statistics above.

As of October 28, 2024, addressed 99.5% of expected 2024 new and renewal leasing, consisting of 13.2 million square feet, achieving Cash Rent Change of 28.5%.

As of October 28, 2024, addressed 37.8% of expected 2025 new and renewal leasing, consisting of 5.7 million square feet, achieving Cash Rent Change of 24.1%.
Capital Markets Activity
In the third quarter of 2024, the Company sold 2.3 million shares on a forward basis under the ATM common stock offering program at an average price of $39.89 per share, or $93.1 million. The Company does not initially receive any proceeds from the sale of shares on a forward basis and has until the third quarter in 2025 to settle the forward contracts.
The Company has total forward equity net proceeds of $164.3 million available as of September 30, 2024.
On September 10, 2024, the Company refinanced its Unsecured Credit Facility. The refinanced revolving credit facility matures on September 8, 2028, with two six-month extension options, subject to certain conditions and no changes to pricing.
As of September 30, 2024, Net Debt to Annualized Run Rate Adjusted EBITDAre was 5.1x and Liquidity was $810.0 million.
Subsequent to quarter end, on October 1, 2024, the Company paid at maturity its $50 million fixed rate senior unsecured note.

Conference Call

The Company will host a conference call tomorrow, Wednesday, October 30, 2024, at 10:00 a.m. (Eastern Time) to discuss the quarter’s results.  The call can be accessed live over the phone toll-free by dialing (877) 407-4018, or for international callers, (201) 689-8471.  A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers, (412) 317-6671.  The passcode for the replay is 13749104.

Interested parties may also listen to a simultaneous webcast of the conference call by visiting the Investor Relations section of the Company’s website at www.stagindustrial.com, or by clicking on the following link:

http://ir.stagindustrial.com/QuarterlyResults

Supplemental Schedule

The Company has provided a supplemental information package with additional disclosure and financial information on its website (www.stagindustrial.com) under the “Quarterly Results” tab in the Investor Relations section.

CONSOLIDATED BALANCE SHEETS
STAG Industrial, Inc.
(unaudited, in thousands, except share data)

	September 30, 2024	December 31, 2023
Assets
Rental Property:
Land	$739,975	$698,633
Buildings and improvements, net of accumulated depreciation of $1,042,046 and $921,846, respectively	5,054,195	4,838,522
Deferred leasing intangibles, net of accumulated amortization of $369,301 and $360,094, respectively	413,509	435,722
Total rental property, net	6,207,679	5,972,877
Cash and cash equivalents	70,036	20,741
Restricted cash	1,108	1,127
Tenant accounts receivable	128,366	128,274
Prepaid expenses and other assets	101,922	80,455
Interest rate swaps	29,016	50,418
Operating lease right-of-use assets	28,105	29,566
Total assets	$6,566,232	$6,283,458
Liabilities and Equity
Liabilities:
Unsecured credit facility	$256,000	$402,000
Unsecured term loans, net	1,021,513	1,021,773
Unsecured notes, net	1,643,821	1,195,872
Mortgage notes, net	4,247	4,401
Accounts payable, accrued expenses and other liabilities	139,879	83,152
Interest rate swaps	3,027	—
Tenant prepaid rent and security deposits	47,056	44,238
Dividends and distributions payable	22,937	22,726
Deferred leasing intangibles, net of accumulated amortization of $29,055 and $26,613, respectively	31,195	29,908
Operating lease liabilities	32,217	33,577
Total liabilities	3,201,892	2,837,647
Equity:
Preferred stock, par value $0.01 per share, 20,000,000 shares authorized at September 30, 2024 and December 31, 2023; none issued or outstanding	—	—
Common stock, par value $0.01 per share, 300,000,000 shares authorized at September 30, 2024 and December 31, 2023, 182,205,640 and 181,690,867 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	1,822	1,817
Additional paid-in capital	4,281,290	4,272,376
Cumulative dividends in excess of earnings	(1,012,760)	(948,720)
Accumulated other comprehensive income	25,320	49,207
Total stockholders’ equity	3,295,672	3,374,680
Noncontrolling interest	68,233	71,131
Noncontrolling interest in joint venture	435	—
Total equity	3,364,340	3,445,811
Total liabilities and equity	$6,566,232	$6,283,458

CONSOLIDATED STATEMENTS OF OPERATIONS
STAG Industrial, Inc.
(unaudited, in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Revenue
Rental income	$190,286	$177,858	$564,155	$522,565
Other income	453	1,423	3,904	1,963
Total revenue	190,739	179,281	568,059	524,528
Expenses
Property	38,015	34,429	114,564	102,985
General and administrative	11,978	11,097	36,758	35,833
Depreciation and amortization	72,506	69,761	219,213	207,199
Loss on impairment	—	—	4,967	—
Other expenses	545	773	1,703	4,109
Total expenses	123,044	116,060	377,205	350,126
Other income (expense)
Interest and other income	14	17	39	53
Interest expense	(28,705)	(23,753)	(81,498)	(69,225)
Debt extinguishment and modification expenses	(36)	—	(703)	—
Gain on involuntary conversion	3,568	—	9,285	—
Gain on the sales of rental property, net	195	11,683	23,281	49,343
Total other income (expense)	(24,964)	(12,053)	(49,596)	(19,829)
Net income	$42,731	$51,168	$141,258	$154,573
Less: income attributable to noncontrolling interest	875	1,128	2,992	3,461
Net income attributable to STAG Industrial, Inc.	$41,856	$50,040	$138,266	$151,112
Less: amount allocated to participating securities	45	53	138	159
Net income attributable to common stockholders	$41,811	$49,987	$138,128	$150,953
Weighted average common shares outstanding — basic	182,027	180,803	181,899	179,810
Weighted average common shares outstanding — diluted	182,297	181,163	182,173	180,070
Net income per share — basic and diluted
Net income per share attributable to common stockholders — basic	$0.23	$0.28	$0.76	$0.84
Net income per share attributable to common stockholders — diluted	$0.23	$0.28	$0.76	$0.84

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
NET OPERATING INCOME RECONCILIATION
Net income	$42,731	$51,168	$141,258	$154,573
General and administrative	11,978	11,097	36,758	35,833
Depreciation and amortization	72,506	69,761	219,213	207,199
Interest and other income	(14)	(17)	(39)	(53)
Interest expense	28,705	23,753	81,498	69,225
Loss on impairment	—	—	4,967	—
Gain on involuntary conversion	(3,568)	—	(9,285)	—
Debt extinguishment and modification expenses	36	—	703	—
Other expenses	545	773	1,703	4,109
Gain on the sales of rental property, net	(195)	(11,683)	(23,281)	(49,343)
Net operating income	$152,724	$144,852	$453,495	$421,543

Net operating income	$152,724	$144,852	$453,495	$421,543
Rental property straight-line rent adjustments, net	(3,779)	(3,897)	(11,178)	(13,255)
Amortization of above and below market leases, net	(530)	(298)	2	(490)
Cash net operating income	$148,415	$140,657	$442,319	$407,798

Cash net operating income	$148,415
Cash NOI from acquisitions' and dispositions' timing	1,434
Cash termination, solar and other income	(869)
Run Rate Cash NOI	$148,980

Same Store Portfolio NOI
Total NOI	$152,724	$144,852	$453,495	$421,543
Less: NOI non-same-store properties	(11,023)	(5,963)	(27,687)	(15,333)
Termination, solar and other adjustments, net	(824)	(1,306)	(4,340)	(2,613)
Same Store NOI	$140,877	$137,583	$421,468	$403,597
Less: straight-line rent adjustments, net	(2,782)	(5,073)	(8,272)	(13,675)
Plus: amortization of above and below market leases, net	78	(108)	264	(400)
Same Store Cash NOI	$138,173	$132,402	$413,460	$389,522

EBITDA FOR REAL ESTATE (EBITDAre) RECONCILIATION
Net income	$42,731	$51,168	$141,258	$154,573
Depreciation and amortization	72,506	69,761	219,213	207,199
Interest and other income	(14)	(17)	(39)	(53)
Interest expense	28,705	23,753	81,498	69,225
Loss on impairment	—	—	4,967	—
Gain on the sales of rental property, net	(195)	(11,683)	(23,281)	(49,343)
EBITDAre	$143,733	$132,982	$423,616	$381,601

ADJUSTED EBITDAre RECONCILIATION
EBITDAre	$143,733	$132,982	$423,616	$381,601
Straight-line rent adjustments, net	(3,853)	(3,948)	(11,384)	(13,414)
Amortization of above and below market leases, net	(530)	(298)	2	(490)
Non-cash compensation expense	2,952	2,602	8,813	8,987
Non-recurring other items	(29)	(388)	(331)	2,002
Gain on involuntary conversion	(3,568)	—	(9,285)	—
Debt extinguishment and modification expenses	36	—	703	—
Adjusted EBITDAre	$138,741	$130,950	$412,134	$378,686

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
CORE FUNDS FROM OPERATIONS RECONCILIATION
Net income	$42,731	$51,168	$141,258	$154,573
Rental property depreciation and amortization	72,421	69,701	219,002	207,029
Loss on impairment	—	—	4,967	—
Gain on the sales of rental property, net	(195)	(11,683)	(23,281)	(49,343)
Funds from operations	$114,957	$109,186	$341,946	$312,259
Amount allocated to restricted shares of common stock and unvested units	(130)	(132)	(415)	(423)
Funds from operations attributable to common stockholders and unit holders	$114,827	$109,054	$341,531	$311,836

Funds from operations attributable to common stockholders and unit holders	$114,827	$109,054	$341,531	$311,836
Amortization of above and below market leases, net	(530)	(298)	2	(490)
Non-recurring dead deal costs and other	—	—	—	2,491
Debt extinguishment and modification expenses	36	—	703	—
Gain on involuntary conversion	(3,568)	—	(9,285)	—
Core funds from operations	$110,765	$108,756	$332,951	$313,837

Weighted average common shares and units
Weighted average common shares outstanding	182,027	180,803	181,899	179,810
Weighted average units outstanding	3,588	3,859	3,685	3,882
Weighted average common shares and units - basic	185,615	184,662	185,584	183,692
Dilutive shares	270	360	274	260
Weighted average common shares, units, and other dilutive shares - diluted	185,885	185,022	185,858	183,952
Core funds from operations per share / unit - basic	$0.60	$0.59	$1.79	$1.71
Core funds from operations per share / unit - diluted	$0.60	$0.59	$1.79	$1.71

CASH AVAILABLE FOR DISTRIBUTION RECONCILIATION
Core funds from operations	$110,765	$108,756	$332,951	$313,837
Amount allocated to restricted shares of common stock and unvested units	130	132	415	423
Non-rental property depreciation and amortization	85	60	211	170
Straight-line rent adjustments, net	(3,853)	(3,948)	(11,384)	(13,414)
Capital expenditures	(12,203)	(5,602)	(28,376)	(22,369)
Capital expenditures reimbursed by tenants	(2,231)	(1,058)	(4,799)	(1,328)
Lease commissions and tenant improvements	(8,845)	(5,075)	(19,815)	(15,120)
Non-cash portion of interest expense	1,165	976	3,201	2,924
Non-cash compensation expense	2,952	2,602	8,813	8,987
Cash available for distribution	$87,965	$96,843	$281,217	$274,110

Non-GAAP Financial Measures and Other Definitions

Acquisition Capital Expenditures: We define Acquisition Capital Expenditures as capital expenditures identified at the time of acquisition. Acquisition Capital Expenditures also include new lease commissions and tenant improvements for space that was not occupied under the Company's ownership.

Cash Available for Distribution: Cash Available for Distribution represents Core FFO, excluding non-rental property depreciation and amortization, straight-line rent adjustments, non-cash portion of interest expense, non-cash compensation expense, and deducts capital expenditures reimbursed by tenants, capital expenditures, leasing commissions and tenant improvements, and severance costs.

Cash Available for Distribution should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements.

Cash Available for Distribution excludes, among other items, depreciation and amortization and capture neither the changes in the value of our buildings that result from use or market conditions of our buildings, all of which have real economic effects and could materially impact our results from operations, the utility of these measures as measures of our performance is limited. In addition, our calculation of Cash Available for Distribution may not be comparable to similarly titled measures disclosed by other REITs.

Cash Capitalization Rate: We define Cash Capitalization Rate as calculated by dividing (i) the Company’s estimate of year one cash net operating income from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which does not include termination income, solar income, miscellaneous other income, capital expenditures, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the GAAP purchase price plus estimated Acquisition Capital Expenditures. These Capitalization Rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2023.

Cash Rent Change: We define Cash Rent Change as the percentage change in the base rent of the lease commenced during the period compared to the base rent of the Comparable Lease for assets included in the Operating Portfolio. The calculation compares the first base rent payment due after the lease commencement date compared to the base rent of the last monthly payment due prior to the termination of the lease, excluding holdover rent. Rent under gross or similar type leases are converted to a net rent based on an estimate of the applicable recoverable expenses.

Comparable Lease: We define a Comparable Lease as a lease in the same space with a similar lease structure as compared to the previous in-place lease, excluding new leases for space that was not occupied under our ownership.

Earnings before Interest, Taxes, Depreciation, and Amortization for Real Estate (EBITDAre), Adjusted EBITDAre, Annualized Adjusted EBITDAre, Run Rate Adjusted EBITDAre, and Annualized Run Rate Adjusted EBITDAre: We define EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre represents net income (loss) (computed in accordance with GAAP) before interest expense, interest and other income, tax, depreciation and amortization, gains or losses on the sale of rental property, and loss on impairments. Adjusted EBITDAre further excludes straight-line rent adjustments, non-cash compensation expense, amortization of above and below market leases, net, gain (loss) on involuntary conversion, debt extinguishment and modification expenses, and other non-recurring items.

We define Annualized Adjusted EBITDAre as Adjusted EBITDAre multiplied by four.

We define Run Rate Adjusted EBITDAre as Adjusted EBITDAre plus incremental Adjusted EBITDAre adjusted for a full period of acquisitions and dispositions. Run Rate Adjusted EBITDAre does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

We define Annualized Run Rate Adjusted EBITDAre as Run Rate Adjusted EBITDAre excluding allowable one-time items multiplied by four plus allowable one-time items.

EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We believe that EBITDAre, Adjusted EBITDAre, and Run Rate Adjusted EBITDAre are helpful to investors as supplemental measures of the operating performance of a real estate company because they are direct measures of the actual operating results of our properties. We also use these measures in ratios to compare our performance to that of our industry peers.

Funds from Operations (FFO) and Core FFO: We define FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, gains (losses) from sales of land, impairment write-downs of depreciable real estate, rental property depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures. Core FFO excludes amortization of above and below market leases, net, debt extinguishment and modification expenses, gain (loss) on involuntary conversion, gain (loss) on swap ineffectiveness, and non-recurring other expenses.

None of FFO or Core FFO should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We use FFO as a supplemental performance measure because it is a widely recognized measure of the performance of REITs. FFO may be used by investors as a basis to compare our operating performance with that of other REITs. We and investors may use Core FFO similarly as FFO.

However, because FFO and Core FFO exclude, among other items, depreciation and amortization and capture neither the changes in the value of our buildings that result from use or market conditions of our buildings, all of which have real economic effects and could materially impact our results from operations, the utility of these measures as measures of our performance is limited. In addition, other REITs may not calculate FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Similarly, our calculation of Core FFO may not be comparable to similarly titled measures disclosed by other REITs.

GAAP: We define GAAP as generally accepted accounting principles in the United States.

Liquidity: We define Liquidity as the amount of aggregate undrawn nominal commitments the Company could immediately borrow under the Company’s unsecured debt instruments, consistent with the financial covenants, plus unrestricted cash balances.

Market: We define Market as the market defined by CBRE-EA based on the building address. If the building is located outside of a CBRE-EA defined market, the city and state is reflected.

Net Debt: We define Net Debt as the outstanding principal balance of the Company's total debt, less cash and cash equivalents.

Net operating income (NOI), Cash NOI, and Run Rate Cash NOI: We define NOI as rental income, including reimbursements, less property expenses, which excludes depreciation, amortization, loss on impairments, general and administrative expenses, interest expense, interest income, gain (loss) on involuntary conversion, debt extinguishment and modification expenses, gain on sales of rental property, and other expenses.

We define Cash NOI as NOI less rental property straight-line rent adjustments and less amortization of above and below market leases, net.

We define Run Rate Cash NOI as Cash NOI plus Cash NOI adjusted for a full period of acquisitions and dispositions, less cash termination income, solar income and revenue associated with one-time tenant reimbursements of capital expenditures. Run Rate Cash NOI does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

We consider NOI, Cash NOI and Run Rate Cash NOI to be appropriate supplemental performance measures to net income because we believe they help us, and investors understand the core operations of our buildings. None of these measures should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. Further, our calculations of NOI, Cash NOI and Run Rate NOI may not be comparable to similarly titled measures disclosed by other REITs.

Occupancy Rate: We define Occupancy Rate as the percentage of total leasable square footage for which either revenue recognition has commenced in accordance with GAAP or the lease term has commenced as of the close of the reporting period, whichever occurs earlier.

Operating Portfolio: We define the Operating Portfolio as all buildings that were acquired stabilized or have achieved Stabilization. The Operating Portfolio excludes non-core flex/office buildings, buildings contained in the Value Add Portfolio, and buildings classified as held for sale.

Pipeline: We define Pipeline as a point in time measure that includes all of the transactions under consideration by the Company’s acquisitions group that have passed the initial screening process. The pipeline also includes transactions under contract and transactions with non-binding LOIs.

Renewal Lease: We define a Renewal Lease as a lease signed by an existing tenant to extend the term for 12 months or more, including (i) a renewal of the same space as the current lease at lease expiration, (ii) a renewal of only a portion of the current space at lease expiration, or (iii) an early renewal or workout, which ultimately does extend the original term for 12 months or more.

Repositioning: We define Repositioning as significant capital improvements made to improve the functionality of a building without causing material disruption to the tenant or Occupancy Rate. Buildings undergoing Repositioning remain in the Operating Portfolio.
Retention: We define Retention as the percentage determined by taking Renewal Lease square footage commencing in the period divided by square footage of leases expiring in the period for assets included in the Operating Portfolio.

Same Store: We define Same Store properties as properties that were in the Operating Portfolio for the entirety of the comparative periods presented. The results for Same Store properties exclude termination fees, solar income, and revenue associated with one-time tenant reimbursements of capital expenditures. Same Store properties exclude Operating Portfolio properties with expansions placed into service or transferred from the Value Add Portfolio to the Operating Portfolio after January 1, 2023.

Stabilization: We define Stabilization for assets under development or redevelopment to occur as the earlier of achieving 90% occupancy or 12 months after completion. Stabilization for assets that were acquired and immediately added to the Value Add Portfolio occurs under the following:
•if acquired with less than 75% occupancy as of the acquisition date, Stabilization will occur upon the earlier of achieving 90% occupancy or 12 months from the acquisition date;
•if acquired and will be less than 75% occupied due to known move-outs within two years of the acquisition date, Stabilization will occur upon the earlier of achieving 90% occupancy after the known move-outs have occurred or 12 months after the known move-outs have occurred.

Straight-Line Capitalization Rate: We define Straight-Line Capitalization Rate as calculated by dividing (i) the Company’s estimate of average annual net operating income from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which does not include termination income, solar income, miscellaneous other income, capital expenditures, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the GAAP purchase price plus estimated Acquisition Capital Expenditures. These Capitalization Rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2023.

Straight-Line Rent Change (SL Rent Change): We define SL Rent Change as the percentage change in the average monthly base rent over the term of the lease that commenced during the period compared to the Comparable Lease for assets included in the Operating Portfolio. Rent under gross or similar type leases are converted to a net rent based on an estimate of the applicable recoverable expenses, and this calculation excludes the impact of any holdover rent.

Value Add Portfolio: We define the Value Add Portfolio as properties that meet any of the following criteria:
•less than 75% occupied as of the acquisition date
•will be less than 75% occupied due to known move-outs within two years of the acquisition date;
•out of service with significant physical renovation of the asset;
•development.

Weighted Average Lease Term: We define Weighted Average Lease Term as the contractual lease term in years as of the lease start date weighted by square footage. Weighted Average Lease Term related to acquired assets reflects the remaining lease term in years as of the acquisition date weighted by square footage.

Forward-Looking Statements

This earnings release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. STAG Industrial, Inc. (STAG) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe STAG’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “should”, “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond STAG’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in STAG’s most recent Annual Report on Form 10-K for the year ended December 31, 2023, as updated by the Company’s subsequent reports filed with the Securities and Exchange Commission. Accordingly, there is no assurance that STAG’s expectations will be realized. Except as otherwise required by the federal securities laws, STAG disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in STAG’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.